Exhibit 99(a)

NASD: BOKF

BOK Financial Reports Record Earnings for Second Straight Quarter
$142 million or $2.00 Per Share in the Third Quarter

CEO Commentary
“The third quarter was the second-consecutive record quarter for BOK Financial,” said Steven G. Bradshaw, president and chief executive officer. “It was a quarter that really illustrated the value of having an optimum balance between our banking and fee service businesses. This balance benefits our clients in a meaningful way as we are able to serve a broader spectrum of their needs, while reducing earnings volatility for shareholders. Our results suggest that our entire team is executing at a very high level.”
Bradshaw continued, “This counter-cyclical strength, combined with continued expense management and sound credit underwriting discipline, positions us well for the remainder of 2019 and into 2020.”

Third Quarter 2019 Financial Highlights	Third Quarter 2019 Business Segment Highlights

•	Net income was $142.2 million or $2.00 per diluted share for the third quarter of 2019 and $137.6 million or $1.93 per diluted share for the second quarter of 2019.

•
Net interest revenue totaled $279.1 million, a decrease of $6.3 million. Net interest margin was 3.01 percent compared to 3.30 percent in the second quarter of 2019. Falling interest rates compressed the net interest margin by 9 basis points.

•	Fees and commissions revenue totaled $186.1 million, an increase of $10.0 million. Falling interest rates led to growth in brokerage and trading revenue and mortgage banking revenue.

•	Operating expense increased $2.2 million to $279.3 million. Personnel expense increased $2.2 million while non-personnel expense was consistent with the second quarter of 2019.

•
A $12.0 million provision for credit losses was recorded in the third quarter of 2019. The combined allowance for credit losses totaled $206 million or 0.92 percent of outstanding loans compared to $204 million or 0.92 percent in the previous quarter.

•
Average loans increased $409 million to $22.4 billion. Period-end loans increased $30 million to $22.3 billion. Average deposits increased $538 million to $25.7 billion. Period-end deposits increased $862 million.

•	Income tax expense decreased $5.2 million during the third quarter primarily due to completion of 2018 tax filings and tax credit projects.

Commercial Banking

•
Contributed $101.6 million to net income, a decrease of $5.4 million compared to the prior quarter. Net interest revenue decreased by $5.5 million. Fee revenue increased $5.1 million, offset by an increase in operating expense of $5.7 million.

•	Average loans grew by $414 million and average deposits increased $109 million.

Consumer Banking

•
Contributed $16.6 million to net income, consistent with the second quarter. Net interest revenue decreased $4.3 million, fee revenue increased $2.6 million and operating expense increased $2.0 million.

•
The recent decrease in mortgage interest rates continues to drive mortgage origination activity. Mortgage production volume increased $102 million to $913 million and gain on sale margin increased 5 basis points to 1.51 percent.

Wealth Management

•
Contributed $23.2 million to net income, a decrease of $2.3 million compared to the prior quarter. Net interest revenue decreased $3.9 million, fees and commissions revenue increased $3.5 million and operating expense increased $2.2 million.

•
Assets under management or administration were $80.8 billion at September 30, 2019 compared to $81.8 billion at June 30, 2019. Fiduciary assets totaled $49.3 billion at September 30, 2019 and $49.3 billion at June 30, 2019.

Net Interest Revenue
Net interest revenue was $279.1 million for the third quarter of 2019, a $6.3 million decrease compared to the second quarter of 2019. Discount accretion on acquired loans totaled $10.9 million for the third quarter and $13.4 million for the second quarter. Recoveries of foregone interest on nonaccruing loans added $3.4 million to the second quarter of 2019.
Average earning assets increased $2.3 billion compared to the second quarter of 2019. Available for sale securities increased $1.3 billion during the third quarter as the balance sheet was repositioned to reduce the Company's exposure to further interest rate decreases. Fair value option securities balances, which we use as an economic hedge against changes in the fair value of mortgage servicing rights, increased $655 million. Average loan balances were up $409 million. Growth in average earning assets was largely funded by a $2.0 billion increase in borrowed funds and a $662 million increase in interest-bearing deposits.
Net interest margin was 3.01 percent compared to 3.30 percent in the previous quarter. Net interest margin was reduced 9 basis points due to available for sale securities expansion and 4 basis points due to the increase in the fair value hedge portfolio. In addition, lower foregone interest recoveries and discount accretion reduced net interest margin by 7 basis points. Falling interest rates compressed the net interest margin by an additional 9 basis points.
Excluding interest recoveries, the yield on average earning assets was 4.25 percent, a 22 basis point decrease from the second quarter. The loan portfolio yield was 5.12 percent, down 21 basis points. The yield on the available for sale securities portfolio decreased 3 basis points to 2.60 percent.
Funding costs were 1.68 percent, down 2 basis points. The cost of interest-bearing deposits increased 4 basis points to 1.17 percent. The cost of other borrowed funds was down 22 basis points to 2.31 percent. The benefit to net interest margin from assets funded by non-interest liabilities decreased 5 basis points to 44 basis points.

Fees and Commissions Revenue
Fees and commissions revenue totaled $186.1 million for the third quarter of 2019, an increase of $10.0 million over the second quarter of 2019.
Brokerage and trading revenue increased $3.3 million primarily due to higher trading volume and loan syndication activity. Mortgage banking revenue increased $2.0 million. A continued decline in primary mortgage interest rates increased mortgage loan production. Mortgage production volume increased $102 million and the gain on sale margin increased 5 basis points over the second quarter of 2019.
Other revenue increased $5.2 million. This increase is largely due to the combination of an increase in repossessed asset revenue from a certain set of oil and gas properties, which is offset by an increase in related operating expenses, a business insurance credit, and other timing variances.
Fiduciary and asset management revenue decreased $1.4 million compared to the second quarter of 2019, primarily due to seasonal tax fees earned in the second quarter.

Operating Expense
Total operating expense was $279.3 million for the third quarter of 2019, an increase of $2.2 million over the second quarter of 2019.
Personnel expense increased $2.2 million. Incentive compensation increased $5.5 million led by an increase in cash based incentive compensation primarily due to increased sales activities in wealth management and commercial banking. Increased incentive compensation was partially offset by a decrease in regular compensation of $1.2 million and employee benefits of $2.0 million. Employee benefits expense was down largely due to a seasonal decrease in payroll taxes.
Non-personnel expense was largely unchanged in total compared to the second quarter of 2019. Mortgage banking costs increased $3.4 million primarily due to an increase in amortization of mortgage servicing rights as lower interest rates drive an increase in prepayment speeds. In addition, data processing and communications expense increased $2.2 million. Net losses and expenses of repossessed assets increased $1.1 million.
Insurance expense decreased $2.2 million, other expense decreased $1.9 million, and business promotion expense decreased $1.3 million, all following higher activity in the second quarter of 2019 largely related to the CoBiz acquisition.

Income Taxes

The effective tax rate was 18.6 percent for the third quarter of 2019, down from 21.4 percent for the second quarter of 2019.  Tax expense for the third quarter of 2019 included $5.2 million of benefits related to completion of 2018 tax returns for the Company and CoBiz, and the finalization of tax credit projects.

Loans, Deposits and Capital
Loans
Outstanding loans were $22.3 billion at September 30, 2019, up $30 million over June 30, 2019. Growth in commercial and personal loans was partially offset by a decrease in commercial real estate and residential mortgage loans.
Outstanding commercial loan balances grew by $88 million or 1 percent over June 30, 2019. Energy loan balances were up $193 million. Healthcare loans increased $106 million and wholesale/retail sector loans increased $55 million. Other commercial and industrial loans decreased $110 million, manufacturing loans decreased $63 million and public finance loans decreased by $51 million.
Commercial real estate loan balances decreased $84 million or 2 percent compared to June 30, 2019. Loans secured by industrial properties increased $45 million. Loans secured by multifamily residential properties increased $24 million. Other real estate loans decreased $79 million. Loans secured by office buildings decreased $42 million and loans secured by retail properties decreased $26 million.

Deposits
Period-end deposits totaled $26.2 billion at September 30, 2019, an $862 million increase over June 30, 2019. Interest-bearing transaction account balances grew by $670 million and demand deposit balances increased $177 million. Average deposits were $25.7 billion at September 30, 2019, an increase of $538 million compared to June 30, 2019. Total interest-bearing transaction deposits increased $619 million, partially offset by a decrease in demand deposits of $124 million.
Capital
The company's common equity Tier 1 capital ratio was 11.06 percent at September 30, 2019. In addition, the company's Tier 1 capital ratio was 11.06 percent, total capital ratio was 12.56 percent, and leverage ratio was 8.41 percent at September 30, 2019. At June 30, 2019, the company's common equity Tier 1 capital ratio was 10.84 percent, Tier 1 capital ratio was 10.84 percent, total capital ratio was 12.34 percent, and leverage ratio was 8.75 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 8.72 percent at September 30, 2019 and 8.69 percent at June 30, 2019. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

The company repurchased 336,713 shares at an average price of $77.03 per share in the third quarter of 2019 and 250,000 shares at an average price of $80.50 in the second quarter of 2019.

Credit Quality
Nonperforming assets totaled $286 million or 1.28 percent of outstanding loans and repossessed assets at September 30, 2019, compared to $297 million or 1.33 percent at June 30, 2019. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $187 million or 0.85 percent of outstanding loans and repossessed assets at September 30, 2019, compared to $194 million or 0.88 percent at June 30, 2019.
Nonaccruing loans were $172 million or 0.77 percent of outstanding loans at September 30, 2019. Nonaccruing commercial loans totaled $112 million or 0.77 percent of outstanding commercial loans. Nonaccruing commercial real estate loans totaled $23 million or 0.50 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans totaled $37 million or 1.76 percent of outstanding residential mortgage loans.
Nonaccruing loans decreased $11 million from June 30, 2019, primarily due to a $15 million decrease in other commercial and industrial loans and a $10 million decrease in healthcare sector loans. Nonaccruing energy loans increased $17 million. New nonaccruing loans identified in the third quarter totaled $36 million, offset by $28 million in payments received and $12 million in charge-offs.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $143 million at September 30, compared to $161 million at June 30. The decrease largely resulted from energy, wholesale/retail sector and other commercial and industrial loans, partially offset by an increase in services and healthcare sector loans.
Net charge-offs were $10.6 million or 0.19 percent of average loans on an annualized basis for the third quarter of 2019, compared to $7.7 million or 0.14 percent of average loans on an annualized basis for the second quarter of 2019. Net charge-offs were 0.21 percent of average loans over the last four quarters. Gross charge-offs were $11.7 million for the third quarter compared to $13.2 million for the previous quarter. Recoveries totaled $1.1 million for the third quarter of 2019 and $5.5 million for the second quarter of 2019.
Based on an evaluation of all credit factors, including growth in the originated loan portfolio, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that a $12.0 million provision for credit losses was appropriate for the third quarter of 2019. The company recorded a $5.0 million provision for credit losses in the second quarter of 2019.

The combined allowance for credit losses totaled $206 million or 0.92 percent of outstanding loans and 124 percent of nonaccruing loans at September 30, 2019, excluding residential mortgage loans guaranteed by U.S. government agencies. Excluding loans acquired in the CoBiz acquisition, which are measured at acquisition-date fair value, the combined allowance for loan losses was 1.02 percent of outstanding loans and 130 percent of nonaccruing loans at September 30, 2019 compared to 1.03 percent of outstanding loans and 126 percent of nonaccruing loans at June 30, 2019. The allowance for loan losses was $204 million and the accrual for off-balance sheet credit losses was $1.4 million. At June 30, 2019, the combined allowance for credit losses was $204 million or 0.92 percent of outstanding loans and 115 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $203 million and the accrual for off-balance sheet credit losses was $1.9 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $11.0 billion at September 30, 2019, a $510 million increase compared to June 30, 2019. At September 30, 2019, the available for sale securities portfolio consisted primarily of $7.7 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.2 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At September 30, 2019, the available for sale securities portfolio had a net unrealized gain of $178 million compared to $132 million at June 30, 2019.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. This portfolio of fair value option securities increased $678 million to $1.8 billion at September 30, 2019.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $3.0 million during the third quarter of 2019, including a $12.6 million decrease in the fair value of mortgage servicing rights, an $8.3 million increase in the fair value of securities and derivative contracts held as an economic hedge, and $1.2 million of related net interest revenue.

Commercial Banking
Net income for Commercial Banking was $101.6 million for the third quarter of 2019, a decrease of $5.4 million compared to the second quarter of 2019.
Net interest revenue decreased $5.5 million largely as a result of a decrease in interest recoveries on loans paired with a change in the mix of deposits from non-interest bearing to interest bearing. Average loans increased $414 million or 2 percent while average customer deposits increased $109 million or 1 percent.
Fees and commissions revenue increased $5.1 million over the second quarter of 2019. Loan syndication revenue increased $1.9 million based on the timing of completed transactions. Operating expense increased $5.7 million. Personnel expense increased $1.4 million primarily due to incentive compensation related to syndication activity. Non-personnel expense increased $4.3 million. Other revenue increased $3.3 million, offset by an increase in repossession expense of $2.4 million, largely due to expenses related to repossessed assets on certain oil and gas properties.

Consumer Banking
Net income from Consumer Banking was $16.6 million in the third quarter of 2019, consistent with the second quarter of 2019.
Net interest revenue from Consumer Banking activities decreased $4.3 million largely due to decrease in the yield on deposits sold to our Funds Management unit. Average loans decreased $23 million or 1 percent and average deposits were relatively consistent with the previous quarter.
Revenues from mortgage banking activities increased $2.0 million over the prior quarter due to lower interest rates which have led to an increase in mortgage production and improved gain on sale margin.
Operating expenses increased $2.0 million. Mortgage banking costs increased $3.4 million related to increased payoffs as mortgage interest rates declined during the quarter. This increase was partially offset by a decrease in business promotion expense and personnel expense.

Wealth Management
Net income for Wealth Management decreased $2.3 million to $23.2 million during the third quarter of 2019.
Net interest revenue decreased $3.9 million primarily due to a change in deposit mix to interest bearing deposits along with an increase in unsettled securities receivables. Brokerage and trading revenue increased $3.0 million due to higher trading activity and volumes as a result of interest rate changes. Operating expenses increased $2.2 million, largely related to an increase in incentive compensation.
Average loans increased $23 million to $1.7 billion. Average deposits increased $369 million to $6.6 billion, primarily due to an increase in interest-bearing transaction account balances. Assets under management or administration were $80.8 billion at September 30, 2019 compared to $81.8 billion at June 30, 2019. Fiduciary assets totaled $49.3 billion at September 30, 2019 and $49.3 billion at June 30, 2019.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, October 23, 2019 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13695151.

About BOK Financial Corporation
BOK Financial Corporation is a $43 billion regional financial services company headquartered in Tulsa, Oklahoma with $81 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc., BOK Financial Private Wealth, Inc. and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque; Bank of Arkansas; Bank of Oklahoma; Bank of Texas; BOK Financial in Colorado and Arizona; and Mobank in Kansas and Missouri; as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2019 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. There may also be difficulties and delays in integrating CoBiz Financial Inc.'s business or fully realizing cost savings and other benefits including, but not limited to, business disruption and customer acceptance of BOK Financial Corporation's products and services. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2019	June 30, 2019
ASSETS
Cash and due from banks	$761,130	$739,109
Interest-bearing cash and cash equivalents	465,458	596,382
Trading securities	1,675,212	1,900,395
Investment securities	304,224	327,677
Available for sale securities	11,024,551	10,514,414
Fair value option securities	1,816,398	1,138,819
Restricted equity securities	479,018	461,017
Residential mortgage loans held for sale	282,487	193,570
Loans:
Commercial	14,424,625	14,336,908
Commercial real estate	4,626,057	4,710,033
Residential mortgage	2,117,303	2,170,822
Personal	1,117,382	1,037,889
Total loans	22,285,367	22,255,652
Allowance for loan losses	(204,432)	(202,534)
Loans, net of allowance	22,080,935	22,053,118
Premises and equipment, net	516,597	468,368
Receivables	219,420	213,608
Goodwill	1,048,091	1,048,091
Intangible assets, net	124,320	124,473
Mortgage servicing rights	193,661	208,308
Real estate and other repossessed assets, net	21,026	16,940
Derivative contracts, net	352,019	415,221
Cash surrender value of bank-owned life insurance	387,035	384,193
Receivable on unsettled securities sales	904,630	583,421
Other assets	470,993	505,949
TOTAL ASSETS	$43,127,205	$41,893,073

LIABILITIES AND EQUITY
Deposits:
Demand	$9,844,397	$9,667,557
Interest-bearing transaction	13,521,545	12,851,943
Savings	557,593	557,683
Time	2,243,541	2,227,938
Total deposits	26,167,076	25,305,121
Funds purchased and repurchase agreements	3,413,051	2,331,947
Other borrowings	6,822,334	7,823,809
Subordinated debentures	275,909	275,892
Accrued interest, taxes and expense	218,775	181,413
Due on unsettled securities purchases	703,448	565,268
Derivative contracts, net	336,791	381,454
Other liabilities	352,156	309,694
TOTAL LIABILITIES	38,289,540	37,174,598
Shareholders' equity:
Capital, surplus and retained earnings	4,695,263	4,610,869
Accumulated other comprehensive gain	133,753	98,569
TOTAL SHAREHOLDERS' EQUITY	4,829,016	4,709,438
Non-controlling interests	8,649	9,037
TOTAL EQUITY	4,837,665	4,718,475
TOTAL LIABILITIES AND EQUITY	$43,127,205	$41,893,073

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
ASSETS
Interest-bearing cash and cash equivalents	$500,823	$535,491	$537,903	$563,132	$688,872
Trading securities	1,696,568	1,757,335	1,968,399	1,929,601	1,762,794
Investment securities	308,090	328,482	343,282	364,737	379,566
Available for sale securities	10,747,439	9,435,668	8,883,054	8,704,963	8,129,214
Fair value option securities	1,553,879	898,772	594,349	277,575	469,398
Restricted equity securities	476,781	413,812	395,432	362,729	328,842
Residential mortgage loans held for sale	203,319	192,102	145,040	179,553	207,488
Loans:
Commercial	14,507,185	14,175,057	13,966,521	13,587,344	11,484,200
Commercial real estate	4,652,534	4,656,861	4,602,149	4,747,784	3,774,470
Residential mortgage	2,129,421	2,146,315	2,193,334	2,222,063	1,956,089
Personal	1,123,778	1,026,172	1,004,061	1,022,140	989,026
Total loans	22,412,918	22,004,405	21,766,065	21,579,331	18,203,785
Allowance for loan losses	(201,714)	(205,532)	(206,092)	(209,613)	(214,160)
Total loans, net	22,211,204	21,798,873	21,559,973	21,369,718	17,989,625
Total earning assets	37,698,103	35,360,535	34,427,432	33,752,008	29,955,799
Cash and due from banks	717,338	703,294	705,411	731,700	578,905
Derivative contracts, net	331,834	328,802	262,927	299,319	294,126
Cash surrender value of bank-owned life insurance	385,190	384,974	382,538	379,893	322,038
Receivable on unsettled securities sales	1,742,794	1,437,462	1,224,700	799,548	768,785
Other assets	2,705,089	2,629,710	2,669,673	2,423,275	1,776,164
TOTAL ASSETS	$43,580,348	$40,844,777	$39,672,681	$38,385,743	$33,695,817

LIABILITIES AND EQUITY
Deposits:
Demand	$9,759,710	$9,883,965	$9,988,088	$10,648,683	$9,325,002
Interest-bearing transaction	13,131,542	12,512,282	11,931,539	11,773,651	10,010,031
Savings	557,122	558,738	541,575	526,275	503,821
Time	2,251,800	2,207,391	2,153,277	2,146,786	2,097,441
Total deposits	25,700,174	25,162,376	24,614,479	25,095,395	21,936,295
Funds purchased and repurchase agreements	3,106,163	2,066,950	2,033,036	1,205,568	1,193,583
Other borrowings	8,125,023	7,175,617	7,040,279	6,361,141	5,765,440
Subordinated debentures	275,900	275,887	275,882	276,378	144,702
Derivative contracts, net	300,051	283,484	273,786	268,848	185,029
Due on unsettled securities purchases	745,893	821,688	453,937	493,887	544,263
Other liabilities	547,144	460,732	501,788	341,438	311,605
TOTAL LIABILITIES	38,800,348	36,246,734	35,193,187	34,042,655	30,080,917
Total equity	4,780,000	4,598,043	4,479,494	4,343,088	3,614,900
TOTAL LIABILITIES AND EQUITY	$43,580,348	$40,844,777	$39,672,681	$38,385,743	$33,695,817

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Interest revenue	$395,207	$303,247	$1,162,101	$862,834
Interest expense	116,111	62,364	319,471	163,653
Net interest revenue	279,096	240,883	842,630	699,181
Provision for credit losses	12,000	4,000	25,000	(1,000)
Net interest revenue after provision for credit losses	267,096	236,883	817,630	700,181
Other operating revenue:
Brokerage and trading revenue	43,840	23,086	115,983	80,222
Transaction card revenue	22,015	21,396	64,668	63,361
Fiduciary and asset management revenue	43,621	57,514	132,004	141,038
Deposit service charges and fees	28,837	27,765	85,154	82,760
Mortgage banking revenue	30,180	23,536	82,145	75,907
Other revenue	17,626	12,900	42,825	39,781
Total fees and commissions	186,119	166,197	522,779	483,069
Other gains, net	4,544	2,754	11,000	6,040
Gain (loss) on derivatives, net	3,778	(2,847)	19,595	(11,589)
Gain (loss) on fair value option securities, net	4,597	(4,385)	24,115	(25,290)
Change in fair value of mortgage servicing rights	(12,593)	5,972	(62,814)	28,901
Gain (loss) on available for sale securities, net	5	250	1,110	(802)
Total other operating revenue	186,450	167,941	515,785	480,329
Other operating expense:
Personnel	162,573	143,531	492,143	422,425
Business promotion	8,859	7,620	26,875	21,316
Charitable contributions to BOKF Foundation	—	—	1,000	—
Professional fees and services	12,312	13,209	41,453	38,387
Net occupancy and equipment	27,558	23,394	83,959	70,201
Insurance	4,220	6,232	15,513	19,070
Data processing and communications	31,915	31,665	93,099	87,221
Printing, postage and supplies	3,825	3,837	12,817	11,937
Net losses and operating expenses of repossessed assets	1,728	4,044	4,304	14,471
Amortization of intangible assets	5,064	1,603	15,393	4,289
Mortgage banking costs	14,975	11,741	36,426	34,780
Other expense	6,263	5,741	20,604	19,426
Total other operating expense	279,292	252,617	843,586	743,523

Net income before taxes	174,254	152,207	489,829	436,987
Federal and state income taxes	32,396	34,662	99,926	98,940

Net income	141,858	117,545	389,903	338,047
Net income (loss) attributable to non-controlling interests	(373)	289	(503)	857
Net income attributable to BOK Financial Corporation shareholders	$142,231	$117,256	$390,406	$337,190

Average shares outstanding:
Basic	70,596,307	64,901,095	70,953,544	64,883,319
Diluted	70,609,924	64,934,351	70,968,845	64,919,728

Net income per share:
Basic	$2.00	$1.79	$5.47	$5.15
Diluted	$2.00	$1.79	$5.47	$5.15

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Capital:
Period-end shareholders' equity	$4,829,016	$4,709,438	$4,522,873	$4,432,109	$3,615,032
Risk weighted assets	$32,159,139	$32,040,741	$31,601,558	$30,742,295	$27,398,072
Risk-based capital ratios:
Common equity tier 1	11.06%	10.84%	10.71%	10.92%	12.07%
Tier 1	11.06%	10.84%	10.71%	10.92%	12.07%
Total capital	12.56%	12.34%	12.24%	12.50%	13.37%
Leverage ratio	8.41%	8.75%	8.76%	8.96%	9.90%
Tangible common equity ratio[1]	8.72%	8.69%	8.64%	8.82%	9.55%

Common stock:
Book value per share	$68.15	$66.15	$63.30	$61.45	$55.25
Tangible book value per share	51.60	49.68	46.82	45.03	47.90
Market value per share:
High	$84.35	$88.17	$93.72	$98.29	$105.22
Low	$72.96	$72.60	$72.11	$69.96	$92.40
Cash dividends paid	$35,472	$35,631	$35,885	$35,977	$32,591
Dividend payout ratio	24.94%	25.90%	32.44%	33.17%	27.79%
Shares outstanding, net	70,858,010	71,193,770	71,449,982	72,122,932	65,434,258
Stock buy-back program:
Shares repurchased	336,713	250,000	705,609	525,000	—
Amount	$25,937	$20,125	$60,577	$45,057	$—
Average price per share	$77.03	$80.50	$85.85	$85.82	$—

Performance ratios (quarter annualized):
Return on average assets	1.29%	1.35%	1.13%	1.12%	1.38%
Return on average equity	11.83%	12.02%	10.04%	9.93%	12.95%
Net interest margin	3.01%	3.30%	3.30%	3.40%	3.21%
Efficiency ratio	59.31%	59.51%	64.80%	63.25%	61.60%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$4,829,016	$4,709,438	$4,522,873	$4,432,109	$3,615,032
Less: Goodwill and intangible assets, net	1,172,411	1,172,564	1,177,573	1,184,112	480,800
Tangible common equity	$3,656,605	$3,536,874	$3,345,300	$3,247,997	$3,134,232

Total assets	$43,127,205	$41,893,073	$39,882,962	$38,020,504	$33,289,864
Less: Goodwill and intangible assets, net	1,172,411	1,172,564	1,177,573	1,184,112	480,800
Tangible assets	$41,954,794	$40,720,509	$38,705,389	$36,836,392	$32,809,064

Tangible common equity ratio	8.72%	8.69%	8.64%	8.82%	9.55%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Other data:
Tax equivalent interest	$2,936	$3,481	$2,529	$3,067	$1,894
Net unrealized gain (loss) on available for sale securities	$178,060	$131,780	$(2,609)	$(95,271)	$(216,793)

Mortgage banking:
Mortgage production revenue	$13,814	$11,869	$7,868	$5,073	$7,250

Mortgage loans funded for sale	$877,280	$729,841	$510,527	$497,353	$651,076
Add: current period-end outstanding commitments	379,377	344,087	263,434	160,848	197,752
Less: prior period end outstanding commitments	344,087	263,434	160,848	197,752	251,231
Total mortgage production volume	$912,570	$810,494	$613,113	$460,449	$597,597

Mortgage loan refinances to mortgage loans funded for sale	56%	31%	30%	23%	23%
Gain on sale margin	1.51%	1.46%	1.28%	1.10%	1.21%

Mortgage servicing revenue	$16,366	$16,262	$15,966	$16,807	$16,286
Average outstanding principal balance of mortgage loans serviced for others	21,172,874	21,418,690	21,581,835	21,706,541	21,895,041
Average mortgage servicing revenue rates	0.31%	0.30%	0.30%	0.31%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$3,742	$11,128	$4,432	$12,162	$(2,843)
Gain (loss) on fair value option securities, net	4,597	9,853	9,665	(282)	(4,385)
Gain (loss) on economic hedge of mortgage servicing rights	8,339	20,981	14,097	11,880	(7,228)
Gain (loss) on changes in fair value of mortgage servicing rights	(12,593)	(29,555)	(20,666)	(24,233)	5,972
Loss on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(4,254)	(8,574)	(6,569)	(12,353)	(1,256)
Net interest revenue on fair value option securities[2]	1,245	1,296	1,129	695	1,100
Total economic cost of changes in the fair value of mortgage servicing rights, net of economic hedges	$(3,009)	$(7,278)	$(5,440)	$(11,658)	$(156)

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Interest revenue	$395,207	$390,820	$376,074	$365,592	$303,247
Interest expense	116,111	105,388	97,972	79,906	62,364
Net interest revenue	279,096	285,432	278,102	285,686	240,883
Provision for credit losses	12,000	5,000	8,000	9,000	4,000
Net interest revenue after provision for credit losses	267,096	280,432	270,102	276,686	236,883
Other operating revenue:
Brokerage and trading revenue	43,840	40,526	31,617	28,101	23,086
Transaction card revenue	22,015	21,915	20,738	20,664	21,396
Fiduciary and asset management revenue	43,621	45,025	43,358	43,665	57,514
Deposit service charges and fees	28,837	28,074	28,243	29,393	27,765
Mortgage banking revenue	30,180	28,131	23,834	21,880	23,536
Other revenue	17,626	12,437	12,762	16,404	12,900
Total fees and commissions	186,119	176,108	160,552	160,107	166,197
Other gains (losses), net	4,544	3,480	2,976	(8,305)	2,754
Gain (loss) on derivatives, net	3,778	11,150	4,667	11,167	(2,847)
Gain (loss) on fair value option securities, net	4,597	9,853	9,665	(282)	(4,385)
Change in fair value of mortgage servicing rights	(12,593)	(29,555)	(20,666)	(24,233)	5,972
Gain (loss) on available for sale securities, net	5	1,029	76	(1,999)	250
Total other operating revenue	186,450	172,065	157,270	136,455	167,941
Other operating expense:
Personnel	162,573	160,342	169,228	160,706	143,531
Business promotion	8,859	10,142	7,874	9,207	7,620
Charitable contributions to BOKF Foundation	—	1,000	—	2,846	—
Professional fees and services	12,312	13,002	16,139	20,712	13,209
Net occupancy and equipment	27,558	26,880	29,521	27,780	23,394
Insurance	4,220	6,454	4,839	4,248	6,232
Data processing and communications	31,915	29,735	31,449	27,575	31,665
Printing, postage and supplies	3,825	4,107	4,885	5,232	3,837
Net losses and operating expenses of repossessed assets	1,728	580	1,996	2,581	4,044
Amortization of intangible assets	5,064	5,138	5,191	5,331	1,603
Mortgage banking costs	14,975	11,545	9,906	11,518	11,741
Other expense	6,263	8,212	6,129	6,907	5,741
Total other operating expense	279,292	277,137	287,157	284,643	252,617
Net income before taxes	174,254	175,360	140,215	128,498	152,207
Federal and state income taxes	32,396	37,580	29,950	20,121	34,662
Net income	141,858	137,780	110,265	108,377	117,545
Net income (loss) attributable to non-controlling interests	(373)	217	(347)	(79)	289
Net income attributable to BOK Financial Corporation shareholders	$142,231	$137,563	$110,612	$108,456	$117,256

Average shares outstanding:
Basic	70,596,307	70,887,063	71,387,070	71,808,029	64,901,095
Diluted	70,609,924	70,902,033	71,404,388	71,833,334	64,934,351
Net income per share:
Basic	$2.00	$1.93	$1.54	$1.50	$1.79
Diluted	$2.00	$1.93	$1.54	$1.50	$1.79

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Commercial:
Energy	$4,114,269	$3,921,353	$3,705,099	$3,590,333	$3,294,867
Services	3,266,249	3,309,458	3,287,563	3,258,192	2,603,862
Healthcare	3,032,968	2,926,510	2,915,885	2,799,277	2,437,323
Wholesale/retail	1,848,617	1,793,118	1,706,900	1,621,158	1,650,729
Public finance	744,840	795,659	803,083	804,550	418,578
Manufacturing	698,408	761,357	742,374	730,521	660,582
Other commercial and industrial	719,274	829,453	801,071	832,047	510,160
Total commercial	14,424,625	14,336,908	13,961,975	13,636,078	11,576,101

Commercial real estate:
Multifamily	1,324,839	1,300,372	1,210,358	1,288,065	1,120,166
Office	1,014,275	1,056,306	1,033,158	1,072,920	824,829
Retail	799,169	825,399	890,685	919,082	759,423
Industrial	873,536	828,569	767,757	778,106	696,774
Residential construction and land development	135,361	141,509	149,686	148,584	101,872
Other commercial real estate	478,877	557,878	549,007	558,056	301,611
Total commercial real estate	4,626,057	4,710,033	4,600,651	4,764,813	3,804,675

Residential mortgage:
Permanent mortgage	1,066,460	1,088,370	1,098,481	1,122,610	1,094,926
Permanent mortgages guaranteed by U.S. government agencies	191,764	195,373	193,308	190,866	180,718
Home equity	859,079	887,079	900,831	916,557	696,098
Total residential mortgage	2,117,303	2,170,822	2,192,620	2,230,033	1,971,742

Personal	1,117,382	1,037,889	1,003,734	1,025,806	996,941

Total	$22,285,367	$22,255,652	$21,758,980	$21,656,730	$18,349,459

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Oklahoma:
Commercial	$3,690,100	$3,762,234	$3,551,054	$3,491,117	$3,609,109
Commercial real estate	679,786	717,970	665,190	700,756	651,315
Residential mortgage	1,370,452	1,403,398	1,417,381	1,440,566	1,429,843
Personal	383,246	382,764	374,807	375,543	376,201
Total Oklahoma	6,123,584	6,266,366	6,008,432	6,007,982	6,066,468

Texas:
Commercial	6,220,227	5,877,265	5,754,018	5,438,133	5,115,646
Commercial real estate	1,292,116	1,341,609	1,344,810	1,341,783	1,354,679
Residential mortgage	273,931	272,878	265,927	266,805	253,265
Personal	475,430	400,585	396,794	394,743	381,452
Total Texas	8,261,704	7,892,337	7,761,549	7,441,464	7,105,042

New Mexico:
Commercial	335,409	350,520	342,915	340,489	325,048
Commercial real estate	374,331	385,058	371,416	383,670	392,494
Residential mortgage	81,383	82,390	85,326	87,346	88,110
Personal	10,887	10,236	11,065	10,662	11,659
Total New Mexico	802,010	828,204	810,722	822,167	817,311

Arkansas:
Commercial	87,588	87,896	79,286	111,338	102,237
Commercial real estate	158,538	149,300	142,551	141,898	106,701
Residential mortgage	7,509	7,463	7,731	7,537	7,278
Personal	10,905	11,208	11,550	11,955	12,126
Total Arkansas	264,540	255,867	241,118	272,728	228,342

Colorado:
Commercial	2,247,798	2,325,742	2,231,703	2,275,069	1,132,500
Commercial real estate	975,066	1,023,410	957,348	963,575	354,543
Residential mortgage	224,872	241,780	241,722	251,849	68,694
Personal	78,733	72,537	65,812	72,916	56,999
Total Colorado	3,526,469	3,663,469	3,496,585	3,563,409	1,612,736

Arizona:
Commercial	1,276,534	1,330,415	1,335,140	1,320,139	621,658
Commercial real estate	771,425	761,243	791,466	889,903	666,562
Residential mortgage	92,121	91,684	98,973	97,959	44,659
Personal	78,694	76,335	61,875	68,546	67,280
Total Arizona	2,218,774	2,259,677	2,287,454	2,376,547	1,400,159

Kansas/Missouri:
Commercial	566,969	602,836	667,859	659,793	669,903
Commercial real estate	374,795	331,443	327,870	343,228	278,381
Residential mortgage	67,035	71,229	75,560	77,971	79,893
Personal	79,487	84,224	81,831	91,441	91,224
Total Kansas/Missouri	1,088,286	1,089,732	1,153,120	1,172,433	1,119,401

TOTAL BOK FINANCIAL	$22,285,367	$22,255,652	$21,758,980	$21,656,730	$18,349,459

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Oklahoma:
Demand	$3,515,312	$3,279,359	$3,432,239	$3,610,593	$3,564,307
Interest-bearing:
Transaction	7,447,799	7,020,484	6,542,548	6,445,831	6,010,972
Savings	308,103	307,785	309,875	288,210	288,080
Time	1,198,170	1,253,804	1,217,371	1,118,643	1,128,810
Total interest-bearing	8,954,072	8,582,073	8,069,794	7,852,684	7,427,862
Total Oklahoma	12,469,384	11,861,432	11,502,033	11,463,277	10,992,169

Texas:
Demand	2,870,429	2,974,005	2,966,743	3,291,433	3,357,669
Interest-bearing:
Transaction	2,589,511	2,453,619	2,385,305	2,295,169	2,182,114
Savings	100,597	103,125	101,849	99,624	97,909
Time	464,264	425,253	419,269	423,880	453,119
Total interest-bearing	3,154,372	2,981,997	2,906,423	2,818,673	2,733,142
Total Texas	6,024,801	5,956,002	5,873,166	6,110,106	6,090,811

New Mexico:
Demand	645,698	630,861	662,362	691,692	722,188
Interest-bearing:
Transaction	539,260	557,881	573,203	571,347	593,760
Savings	62,863	62,636	61,497	58,194	57,794
Time	236,135	232,569	228,212	224,515	221,513
Total interest-bearing	838,258	853,086	862,912	854,056	873,067
Total New Mexico	1,483,956	1,483,947	1,525,274	1,545,748	1,595,255

Arkansas:
Demand	39,513	29,176	31,624	36,800	36,579
Interest-bearing:
Transaction	149,506	148,485	147,964	91,593	128,001
Savings	1,747	1,783	1,785	1,632	1,826
Time	7,877	7,810	8,321	8,726	10,214
Total interest-bearing	159,130	158,078	158,070	101,951	140,041
Total Arkansas	198,643	187,254	189,694	138,751	176,620

Colorado:
Demand	1,694,044	1,621,820	1,897,547	1,658,473	593,442
Interest-bearing:
Transaction	1,910,874	1,800,271	1,844,632	1,899,203	622,520
Savings	60,107	57,263	58,919	57,289	40,308
Time	273,622	246,198	261,235	274,877	217,628
Total interest-bearing	2,244,603	2,103,732	2,164,786	2,231,369	880,456
Total Colorado	3,938,647	3,725,552	4,062,333	3,889,842	1,473,898

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Arizona:
Demand	703,381	700,480	695,238	707,402	365,878
Interest-bearing:
Transaction	599,655	560,429	621,735	575,567	130,105
Savings	12,487	11,966	12,144	10,545	3,559
Time	44,347	43,099	44,004	43,051	23,927
Total interest-bearing	656,489	615,494	677,883	629,163	157,591
Total Arizona	1,359,870	1,315,974	1,373,121	1,336,565	523,469

Kansas/Missouri:
Demand	376,020	431,856	410,799	418,199	423,560
Interest-bearing:
Transaction	284,940	310,774	361,590	327,866	322,747
Savings	11,689	13,125	13,815	13,721	13,125
Time	19,126	19,205	19,977	19,688	20,635
Total interest-bearing	315,755	343,104	395,382	361,275	356,507
Total Kansas/Missouri	691,775	774,960	806,181	779,474	780,067

TOTAL BOK FINANCIAL	$26,167,076	$25,305,121	$25,331,802	$25,263,763	$21,632,289

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	2.42%	2.57%	2.56%	2.23%	1.98%
Trading securities	3.49%	3.59%	3.88%	4.10%	3.98%
Investment securities	4.46%	4.41%	4.50%	4.26%	4.06%
Available for sale securities	2.60%	2.63%	2.57%	2.51%	2.37%
Fair value option securities	2.79%	3.34%	3.62%	3.56%	3.25%
Restricted equity securities	6.34%	6.30%	6.42%	6.39%	6.36%
Residential mortgage loans held for sale	3.73%	3.65%	4.58%	4.00%	4.27%
Loans	5.12%	5.39%	5.26%	5.09%	4.80%
Allowance for loan losses
Loans, net of allowance	5.17%	5.45%	5.31%	5.14%	4.86%
Total tax-equivalent yield on earning assets	4.25%	4.51%	4.46%	4.33%	4.04%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	1.08%	1.04%	0.94%	0.79%	0.67%
Savings	0.14%	0.12%	0.12%	0.11%	0.09%
Time	1.94%	1.90%	1.80%	1.54%	1.40%
Total interest-bearing deposits	1.17%	1.13%	1.04%	0.87%	0.77%
Funds purchased and repurchase agreements	2.01%	2.08%	2.07%	1.36%	1.25%
Other borrowings	2.42%	2.67%	2.68%	2.51%	2.20%
Subordinated debt	5.48%	5.53%	5.51%	5.38%	5.55%
Total cost of interest-bearing liabilities	1.68%	1.70%	1.66%	1.42%	1.25%
Tax-equivalent net interest revenue spread	2.57%	2.81%	2.80%	2.91%	2.79%
Effect of noninterest-bearing funding sources and other	0.44%	0.49%	0.50%	0.49%	0.42%
Tax-equivalent net interest margin	3.01%	3.30%	3.30%	3.40%	3.21%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Nonperforming assets:
Nonaccruing loans:
Commercial	$111,706	$123,395	$90,358	$99,841	$109,490
Commercial real estate	23,185	21,670	21,508	21,621	1,316
Residential mortgage	37,304	38,477	40,409	41,555	41,917
Personal	271	237	302	230	269
Total nonaccruing loans	172,466	183,779	152,577	163,247	152,992
Accruing renegotiated loans guaranteed by U.S. government agencies	92,718	95,989	91,787	86,428	83,347
Real estate and other repossessed assets	21,026	16,940	17,139	17,487	24,515
Total nonperforming assets	$286,210	$296,708	$261,503	$267,162	$260,854
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$187,160	$193,976	$162,770	$173,602	$169,717

Nonaccruing loans by loan class:
Commercial:
Energy	$88,894	$71,632	$35,332	$47,494	$54,033
Services	6,119	10,087	9,555	8,567	4,097
Healthcare	5,978	16,148	18,768	16,538	15,704
Manufacturing	8,741	8,613	9,548	8,919	9,202
Wholesale/retail	1,504	1,390	1,425	1,316	9,249
Public finance	—	—	—	—	—
Other commercial and industrial	470	15,525	15,730	17,007	17,205
Total commercial	111,706	123,395	90,358	99,841	109,490
Commercial real estate:
Retail	20,132	20,057	20,159	20,279	777
Residential construction and land development	350	350	350	350	350
Multifamily	286	275	—	301	—
Office	855	855	855	—	—
Industrial	909	—	—	—	—
Other commercial real estate	653	133	144	691	189
Total commercial real estate	23,185	21,670	21,508	21,621	1,316
Residential mortgage:
Permanent mortgage	20,165	21,803	22,937	23,951	22,855
Permanent mortgage guaranteed by U.S. government agencies	6,332	6,743	6,946	7,132	7,790
Home equity	10,807	9,931	10,526	10,472	11,272
Total residential mortgage	37,304	38,477	40,409	41,555	41,917
Personal	271	237	302	230	269
Total nonaccruing loans	$172,466	$183,779	$152,577	$163,247	$152,992

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018

Performing loans 90 days past due[1]	$1,541	$2,698	$610	$1,338	$518

Gross charge-offs	$11,707	$13,227	$11,775	$14,515	$11,073
Recoveries	(1,066)	(5,503)	(1,689)	(2,168)	(2,092)
Net charge-offs	$10,641	$7,724	$10,086	$12,347	$8,981

Provision for credit losses	$12,000	$5,000	$8,000	$9,000	$4,000

Allowance for loan losses to period end loans	0.92%	0.91%	0.94%	0.96%	1.15%
Combined allowance for credit losses to period end loans	0.92%	0.92%	0.95%	0.97%	1.16%
Nonperforming assets to period end loans and repossessed assets	1.28%	1.33%	1.20%	1.23%	1.42%
Net charge-offs (annualized) to average loans	0.19%	0.14%	0.19%	0.23%	0.20%
Allowance for loan losses to nonaccruing loans[1]	123.05%	114.40%	141.00%	132.89%	145.02%
Combined allowance for credit losses to nonaccruing loans[1]	123.87%	115.48%	142.25%	134.03%	146.41%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended			Change
Commercial Banking	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018	3Q19 vs 2Q19	3Q19 vs 3Q18
Net interest revenue	$180,147	$185,614	$145,147	(2.9)%	24.1%
Fees and commissions revenue	46,159	41,105	39,391	12.3%	17.2%
Other operating expense	68,685	62,947	51,039	9.1%	34.6%
Corporate expense allocations	12,613	11,385	9,124	10.8%	38.2%
Net income	101,573	106,935	84,964	(5.0)%	19.5%

Average assets	23,973,067	22,910,071	18,499,979	4.6%	29.6%
Average loans	19,226,347	18,812,800	15,321,600	2.2%	25.5%
Average deposits	10,833,057	10,724,206	8,633,204	1.0%	25.5%

Consumer Banking
Net interest revenue	$48,462	$52,715	$39,044	(8.1)%	24.1%
Fees and commissions revenue	51,460	48,830	44,039	5.4%	16.9%
Other operating expense	59,699	57,694	58,482	3.5%	2.1%
Corporate expense allocations	11,776	11,695	11,037	0.7%	6.7%
Net income	16,640	16,342	8,015	1.8%	107.6%

Average assets	9,827,130	9,212,667	8,323,543	6.7%	18.1%
Average loans	1,773,831	1,796,823	1,719,679	(1.3)%	3.1%
Average deposits	6,983,018	6,998,677	6,580,395	(0.2)%	6.1%

Wealth Management
Net interest revenue	$23,066	$26,941	$28,776	(14.4)%	(19.8)%
Fees and commissions revenue	89,422	85,925	83,562	4.1%	7.0%
Other operating expense	71,619	69,452	62,256	3.1%	15.0%
Corporate expense allocations	9,416	9,168	11,127	2.7%	(15.4)%
Net income	23,206	25,544	28,866	(9.2)%	(19.6)%

Average assets	10,392,988	9,849,396	8,498,363	5.5%	22.3%
Average loans	1,671,102	1,647,680	1,439,774	1.4%	16.1%
Average deposits	6,590,332	6,220,848	5,492,048	5.9%	20.0%
Fiduciary assets	49,259,697	49,296,896	45,560,107	(0.1)%	8.1%
Assets under management or administration	80,796,949	81,774,602	77,628,015	(1.2)%	4.1%

Acquired assets and liabilities were allocated to segments in the second quarter of 2019.